Exhibit 15.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

                        MER Telemanagement Solutions Ltd.
                     22 Zarhin st., Ra'anana, 43662, Israel.



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 333-12014 and No. 333-123321) and Form F-3 (File No. 333-128225) of Mer Telemanagement Solutions Ltd. of our report dated January 19, 2006, relating to the financial statements of Jusan, S.A., which appears in this Form 20-F.


BDO Audiberia Auditores, S.L.


/s/ BDO Audiberia Auditores S.L.
--------------------------------

Madrid, Spain, March 31, 2006